Exhibit 99.1

Financial Services Platform Summary

Ga-Du has developed multiple financial services applications.  It has created a software platform that captures individual and business entity data. Ga-Du platform is a secure portal for account access and features incorporating current banking standards for operating and securing online data.  In terms of Financial Services, the Ga-Du platform uses a strict and proprietary Know-Your-Customer (KYC) process, this ensures compliance regardless of the underlying usage.  This software can be used for membership capture, registrations of various kinds, for customer accounts retention and marketing, and/or for bank accounts.  In addition, the Ga-Du banking platform has been enhanced for mobile devices.  The mobile payment platform accommodates the purchasing of products and services like those offered by ESSI, and/or a combined entity, as well as other products and services both inside and outside the cannabis industry.  By targeting digital customers rather than brick-and-mortar customers, the digital Ga-Du platform acquired by ESSI is ready to provide banking services to any underserved area.